                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                   FORM 8-K/A

                            -------------------------

                                 CURRENT REPORT

                                 AMENDMENT NO. 2



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): JANUARY 3, 2000



                          LONE STAR TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)



            DELAWARE                    1-12881                   75-2085454
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)



      15660 NORTH DALLAS PARKWAY,
       SUITE 500, DALLAS, TEXAS                                        75248
(Address of principal executive offices)                              (Zip Code)



       Registrant's Telephone Number, including area code: (972) 770-6401



                                 NOT APPLICABLE
   (Former name, former address and former fiscal year, if changed since last report)

                                 AMENDMENT NO. 2

Amend Item 7. FINANCIAL STATEMENTS AND EXHIBITS by deleting such item in its entirety and substituting therefor the following which supplements the previously filed financial statements by adding (i) financial information for the acquired business for the year ended December 31, 1997 and the year ended December 31, 1999 and (ii) pro forma financial information for the year ended December 31, 1999:

       (a)    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

              -      Report of Independent Public Accountants
              -      Consolidated Balance Sheets as of December 31, 1999 and
                     1998
              - Consolidated Statements of Income for the Years Ended December 31, 1999, 1998 and 1997
              - Consolidated Statements of Partners' Capital for the Years Ended December 31, 1999, 1998 and 1997
              - Consolidated Statements of Cash Flows for the Years Ended December 31, 1999, 1998 and 1997
              - Notes to Consolidated Financial Statements, December 31, 1999, 1998 and 1997

       (b)    PRO FORMA FINANCIAL INFORMATION.

              -      Introduction to Pro Forma Financial Information
              -      Unaudited Pro Forma Balance Sheet at December 31, 1999
              -      Notes to Unaudited Pro Forma Balance Sheet
              - Unaudited Pro Forma Income Statement for the Twelve Months ended December 31, 1999
              -      Notes to Unaudited Pro Forma Income Statement

       (c)    EXHIBITS.

              2.1* Asset Purchase Agreement dated as of November 16, 1999 by and among Lone Star Technologies, Inc., Fintube Technologies, Inc. and Fintube Limited Partnership.

              2.2* First Amendment to Asset Purchase Agreement dated as of January 1, 2000 by and among Lone Star Technologies, Inc., Fintube Technologies, Inc. and Fintube Limited Partnership.

              99.1*  Press release dated January 3, 1999.

---------------
*Previously filed as an exhibit to the Form 8-K on January 18, 2000.

                          INDEX TO FINANCIAL STATEMENTS


Description                                                                                                        Page
-----------                                                                                                        ----

Fintube Limited Partnership:
---------------------------

Report of Independent Public Accountants........................................................................... F-2

Consolidated Balance Sheets as of December 31, 1999 and 1998....................................................... F-3

Consolidated Statements of Income for the Years Ended December 31, 1999, 1998 and 1997............................. F-4

Consolidated Statements of Partners' Capital for the Years Ended December 31, 1999, 1998 and
1997............................................................................................................... F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 1999, 1998 and 1997......................... F-6

Notes to Consolidated Financial Statements, December 31, 1999, 1998 and 1997....................................... F-7

                    INDEX TO PRO FORMA FINANCIAL INFORMATION

                                                                                                                   Page
                                                                                                                   ----

Lone Star Technologies, Inc.:
----------------------------

Introduction to Pro Forma Financial Information.................................................................... F-12

Unaudited Pro Forma Balance Sheet at December 31, 1999............................................................. F-13

Notes to Unaudited Pro Forma Balance Sheet......................................................................... F-14

Unaudited Pro Forma Income Statement for the Twelve Months ended December 31, 1999................................. F-16

Notes to Unaudited Pro Forma Income Statement...................................................................... F-17


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Fintube Limited Partnership:

We have audited the accompanying consolidated balance sheets of Fintube Limited Partnership (a Delaware Limited Partnership) and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fintube Limited Partnership and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                                             ARTHUR ANDERSEN LLP

Tulsa, Oklahoma
   February 4, 2000

FINTUBE LIMITED PARTNERSHIP

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 1998


                                                                                  1999             1998
                                                                              -----------      -----------
ASSETS

CURRENT ASSETS:

   Cash                                                                       $   256,600      $   628,000
   Accounts receivable, net allowance for doubtful accounts of
     $196,177 in 1999 and $152,461 in 1998                                     15,485,510       10,903,157
   Inventories                                                                 10,718,286        8,585,322
   Prepaid expenses                                                               112,822           74,986
                                                                              -----------      -----------
         Total current assets                                                  26,573,218       20,191,465
                                                                              -----------      -----------

PROPERTY, PLANT AND EQUIPMENT                                                  38,530,540       36,959,749
   Less - accumulated depreciation                                             17,126,282       15,615,646
                                                                              -----------      -----------
                                                                               21,404,258       21,344,103
                                                                              -----------      -----------
OTHER ASSETS                                                                    1,382,721          281,054
                                                                              -----------      -----------
                                                                              $49,360,197      $41,816,622
                                                                              ===========      ===========

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:

   Current portion of long-term debt                                          $17,871,191      $       -
   Accounts payable                                                             3,893,928        2,945,979
   Accrued liabilities                                                          5,905,367        2,120,887
                                                                              -----------      -----------
         Total current liabilities                                             27,670,486        5,066,866
                                                                              -----------      -----------

LONG-TERM DEBT                                                                       -          18,225,853
                                                                              -----------      -----------

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL                                                              23,757,932       20,592,124
   Less - notes receivable for purchase of Partnership interest                (2,068,221)      (2,068,221)
                                                                              -----------      -----------

NET PARTNERS' CAPITAL                                                          21,689,711       18,523,903
                                                                              -----------      -----------
                                                                              $49,360,197      $41,816,622
                                                                              ===========      ===========


The accompanying notes are an integral part of these consolidated balance sheets.

FINTUBE LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                            1999              1998               1997
                                                        -----------       -----------        -----------

REVENUES                                                $80,743,647       $61,215,649        $56,972,650

COST OF SALES                                            53,847,666        45,621,021         45,665,484
                                                        -----------       -----------        -----------

         Gross profit                                    26,895,981        15,594,628         11,307,166

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                                12,165,431         9,800,521         10,453,351

MANAGEMENT EQUITY PLAN EXPENSE                            1,655,000              -                  -
                                                        -----------       -----------        -----------

         Operating income                                13,075,550         5,794,107            853,815

INTEREST EXPENSE                                          1,170,850         1,474,601          1,290,290

GAIN ON DISPOSAL OF FIRE DAMAGED
  ASSETS                                                       -            1,743,270               -

OTHER INCOME                                              2,169,116           835,865            974,691
                                                        -----------       -----------        -----------

INCOME BEFORE TAX PROVISION                              14,073,816         6,898,641            538,216

TAX PROVISION                                               117,076           115,267            114,849
                                                        -----------       -----------        -----------

NET INCOME                                              $13,956,740       $ 6,783,374        $   423,367
                                                        ===========       ===========        ===========


The accompanying notes are an integral part of these consolidated statements.

FINTUBE LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

PARTNERS' CAPITAL, December 31, 1996                                                             $  15,871,938
                                                                                                 -------------
COMPREHENSIVE INCOME:
   Net income for the year ended December 31, 1997                           $     423,367
   Foreign translation adjustment                                                  (98,509)
                                                                             -------------
TOTAL COMPREHENSIVE INCOME                                                                             324,858

SALE OF PARTNERSHIP INTEREST                                                                           350,000

DISTRIBUTIONS TO PARTNERS                                                                           (1,259,114)
                                                                                                 -------------

PARTNERS' CAPITAL, December 31, 1997                                                                15,287,682
                                                                                                 -------------
COMPREHENSIVE INCOME:
   Net income for the year ended December 31, 1998                               6,783,374
   Foreign translation adjustment                                                  (83,715)
                                                                             -------------
TOTAL COMPREHENSIVE INCOME                                                                           6,699,659

DISTRIBUTIONS TO PARTNERS                                                                           (1,395,217)
                                                                                                 -------------

PARTNERS' CAPITAL, December 31, 1998                                                                20,592,124
                                                                                                 -------------
COMPREHENSIVE INCOME:
   Net income for year ended December 31, 1999                                  13,956,740
   Foreign translation adjustment                                                   (6,946)
                                                                             -------------
TOTAL COMPREHENSIVE INCOME                                                                          13,949,794

DISTRIBUTION TO PARTNERS                                                                           (12,438,986)

MANAGEMENT EQUITY PLAN APPRECIATION                                                                  1,655,000
                                                                                                 -------------

PARTNERS' CAPITAL, December 31, 1999                                                             $  23,757,932
                                                                                                 =============
The accompanying notes are an integral part of these consolidated statements.

FINTUBE LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF CASH FLOWS
DECEMBER 31, 1999, 1998 AND 1997

                                                                     1999               1998               1997
                                                               --------------      --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                  $   13,956,740      $    6,783,374     $      423,367
                                                               --------------      --------------     --------------
   Adjustments to reconcile net income to net cash
     provided by operating activities-
       Depreciation                                                 2,901,948           2,492,897          2,079,268
       Amortization                                                   152,763             292,327            278,292
       Gain on disposition of fire damaged assets                       -              (1,743,270)             -
       Expenses reimbursed from fire                                    -                (397,759)             -
       (Gain) loss on disposal of assets                               50,756              (5,154)            11,224
       Foreign currency exchange gains                                 (6,946)            (83,715)           (98,509)
       Management equity plan appreciation                          1,655,000               -
       Change in assets and liabilities-
         (Increase) decrease in accounts receivable                (4,582,353)          1,215,983          1,214,880
         (Increase) decrease in inventories                        (2,132,964)            474,420         (3,227,038)
         (Increase) decrease in prepaid expenses                      (37,836)            617,019           (411,612)
         Increase in other assets                                  (1,254,430)           (169,899)           (82,344)
         Increase in accounts payable                                 947,949             254,829            577,057
         Increase (decrease) in accrued liabilities                 3,784,480          (2,326,155)           846,274
                                                               --------------      --------------     --------------
              Net cash provided by operating activities            15,435,107           7,404,897          1,610,859
                                                               --------------      --------------     --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                            (3,178,762)         (5,838,638)        (6,238,309)
   Proceeds from insurance company                                      -               2,891,296              -
   Proceeds from sales of property                                    165,903               -                171,038
   Patent expenditure                                                   -                   -                (43,622)
                                                               --------------      --------------     --------------
              Net cash used in investing activities                (3,012,859)         (2,947,342)        (6,110,893)
                                                               --------------      --------------     --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term debt                                    40,136,901          26,862,985         53,257,361
   Repayment of long-term debt                                    (40,491,563)        (29,913,000)       (46,373,146)
   Distributions to partners                                      (12,438,986)         (1,395,217)        (2,159,114)
                                                               --------------      --------------     --------------
              Net cash used in financing activities               (12,793,648)         (4,445,232)         4,725,101
                                                               ---------------     --------------     --------------
NET (DECREASE) INCREASE IN CASH                                      (371,400)             12,323            225,067
CASH AT BEGINNING OF YEAR                                             628,000             615,677            390,610
                                                               --------------      --------------     --------------
CASH AT END OF YEAR                                            $      256,600      $      628,000     $      615,677
                                                               ==============      ==============     ==============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash paid during the year for interest                    $    1,090,003      $    1,474,601     $    1,290,290
                                                               ==============      ==============     ==============

The accompanying notes are an integral part of these consolidated statements.

FINTUBE LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999, 1998 AND 1997

1.  OPERATIONS AND ORGANIZATION:

FORMATION

Fintube Limited Partnership (the Partnership) is a limited partnership organized on July 19, 1991, under the Delaware Revised Uniform Limited Partnership Act. The Partnership's wholly-owned subsidiaries include TEKtube, Kentube Engineered Products and Aletas y Birlos, S.A. de C.V. (AYB), a Mexican entity. The General Partner is Division Fintube Corporation (DFC), an Oklahoma corporation. DFC is also the Class B Limited Partner. In addition, the Partnership owns 99 percent of Fintube Properties, LLC.

The Partnership has operations in Oklahoma, Mexico and Canada. Primary operations include the application of fins and studs to tubes and the manufacturing of heat economizers and retromizers. The manufacturing operations are internally supported by a steel coil slitting division and a tube mill. Principal markets are throughout the U.S., Asia and South America. In 1999, 1998 and 1997, significant sales of manufacturing equipment were made and the Partnership expects to make similar sales in future years.

SHARING RATIOS

Under the Limited Partnership Agreement, net income and net loss are allocated as follows:

         1) For each fiscal year in which the Partnership has net income, a preferred return will first be made to the Class B Limited Partner in an amount equal to the interest rate applicable to the revolving line of credit multiplied by the average daily Class B Limited Partner capital account. The remaining net income will be allocated to the General Partner and the Class A Limited Partners on a pro-rata basis based on their respective capital accounts.

         2) For each fiscal year in which the Partnership has a net loss, it will be allocated to the General Partner and the Class A Limited Partners on a pro-rata basis based on their respective capital accounts. In no event shall the allocation of a net loss create or increase a negative capital account for any Limited Partner.

DISTRIBUTION PREFERENCE

The Class B Limited Partner has a preferred distribution right of $0, $1,800,000 and $2,800,000 at December 31, 1999, 1998 and 1997, respectively.

2.  SIGNIFICANT ACCOUNTING POLICIES:

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market and consisted of the following at December 31:

                                                                                   1999                1998
                                                                             --------------        ------------
         Raw materials                                                       $    6,295,398        $  5,853,752
         Work in process                                                          4,169,198           1,586,032
         Finished goods                                                             253,690           1,145,538
                                                                             --------------        ------------
                                                                             $   10,718,286        $  8,585,322
                                                                             ==============        ============

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost and are depreciated on either a straight-line or accelerated basis over the estimated useful lives (5-20 years) of the assets. Maintenance, repairs and betterments, including replacement of minor items of physical properties are charged to expense. Major additions to physical properties are capitalized. The cost of the assets retired or sold is credited to the asset accounts and the related accumulated depreciation is charged to the accumulated depreciation accounts. The gain or loss from sale or retirement of property, if any, is included in the consolidated statement of income. Property, plant and equipment consisted of the following at December 31:

                                                                                   1999                1998
                                                                             --------------        ------------
         Land and land improvements                                          $    1,222,274        $   1,222,274
         Buildings                                                                7,630,398            7,944,286
         Machinery and equipment                                                 24,126,385           22,548,827
         Furniture and fixtures                                                   4,542,288            2,633,760
         Construction in progress                                                 1,009,195            2,610,602
                                                                             --------------        -------------
                                                                             $   38,530,540        $  36,959,749
                                                                             ==============        =============

ACCRUED LIABILITIES

Accrued liabilities consisted of the following at December 31:

                                                                                   1999                1998
                                                                             --------------        ------------
         Unvouchered accounts payable                                        $  1,423,738          $     255,082
         Customer deposits                                                      1,419,613                116,093
         Accrued payroll and employee benefits                                  1,331,435              1,045,799
         Accrued bonuses                                                          940,000                216,750
         Other accrued liabilities                                                790,581                487,163
                                                                             ------------          -------------
                                                                             $  5,905,367          $   2,120,887
                                                                             ============          =============

REVENUE RECOGNITION

The Partnership recognizes revenue upon shipment.

WARRANTY

The Partnership maintains a reserve for potential warranty claims based on known conditions. Generally, the warranty period on all products is one to two years and is limited to the replacement cost of the product.

ROYALTIES

The Partnership has four royalty agreements under which income is received based on a percentage of the net selling price, as defined in the agreements, of products manufactured under the agreements.

INCOME TAXES

The Partnership is not a taxable entity for federal and state income tax purposes. As a partnership, the taxable income of the Partnership is included in the taxable income of its partners. During 1999, 1998 and 1997, taxes of $117,076, $115,267 and $114,849, respectively, were paid by the Partnership on behalf of its Mexican subsidiary, AYB.

CONSOLIDATION

All significant intercompany accounts and transactions between the Partnership and its subsidiaries have been eliminated.

FOREIGN CURRENCY TRANSLATION

Foreign currency transactions and financial statements are translated in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated to U.S. dollars at the current exchange rate. Income and expense accounts are translated using the weighted average exchange rate for the period. Adjustments arising from translation of foreign financial statements are reflected in a cumulative translation adjustment account in the partners' capital section of the consolidated balance sheets. Transaction gains and losses are included in net income.

COMPREHENSIVE INCOME

The Partnership applies Statement of Financial Accounting Standards No. 130, (SFAS 130), "Reporting Comprehensive Income." SFAS 130 requires reporting of all nonowner changes in equity in a financial statement of the period for which they are recognized. The Partnership discloses comprehensive income, which consists of the foreign translation adjustment, in the consolidated statements of partners' capital.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  INVOLUNTARY CONVERSION OF NONMONETARY ASSETS:

On January 27, 1998, the Partnership suffered a structural fire at one of its manufacturing facilities. The fire caused approximately $3.2 million in damage to property, plant, equipment and inventory. Proceeds received from the insurance carrier resulted in a gain of approximately $1.7 million. In addition, the fire and subsequent building and equipment repairs affected production capacity, resulting in an operating variance for 1998.

4. LONG-TERM DEBT:

Long-term debt consisted of the following at December 31:

                                                                                   1999                1998
                                                                             --------------        ------------
     Revolving line of credit, interest payable monthly at LIBOR plus
       1.35% (6.69688% at December 31, 1999).                                  $    3,347,783     $    7,099,383

     Bank term loan, payable in varying annual amounts, interest at LIBOR plus
       1.35% (6.69688% at December 31, 1999).                                      13,170,313          9,500,000

     Industrial revenue bond, monthly payments of $22,500 plus interest at 82%
       of Wall Street Journal prime (6.97% at
       December 31, 1999), maturing in April 2006.                                  1,353,095          1,626,470
                                                                               --------------     --------------
                                                                               $   17,871,191     $   18,225,853
                                                                               ==============     ==============

All debt of the Partnership was repaid in conjunction with the purchase of the Partnership's assets on January 1, 2000 (see Note 8).

5.  COMMITMENTS AND CONTINGENCIES:

PARTNERS' INCOME TAX PAYMENTS

The Partnership Agreement provides for quarterly distributions on or before January 10, April 10, June 10 and September 10 to all partners in an amount sufficient to pay all federal, state and local income tax liabilities resulting from allocation of income.

ROLLUP TRANSACTION

The Class A Limited Partners have the option to initiate a tax-free rollup transaction in which all partners would exchange their partnership interest for an equivalent equity interest in a new corporation.

CLAIMS AND LITIGATION

The Partnership is involved in certain claims and pending litigation arising from the normal conduct of business. Based on the present knowledge of the facts, management believes the resolution of claims and pending litigation will not have a material adverse effect on the Partnership's consolidated financial statements.

6.  MANAGEMENT INVESTMENT IN PARTNERSHIP:

Certain key management personnel have purchased interests in the Partnership under the provisions of a Management Equity Participation Plan. Purchases prior to 1997 were financed through notes payable to the Partnership due in 2000 with interest payable annually at the lesser of a bank's prime rate or ten percent. Effective January 1, 1997, two notes totaling $350,000 were issued for Partnership interests. The new notes payable to the Partnership are due in 2006 with interest payable at the lesser of a bank's prime rate or ten percent. The notes are deducted from the partnership capital in the consolidated balance sheets. Notes payable to the Partnership at December 31, 1999 and 1998, totaled $2,068,221. The Partnership applies variable accounting to the plan. Compensation expense of $1,841,000, $0 and $0 was recorded for the years ended December 31, 1999, 1998 and 1997, respectively.

Throughout the term of the notes, the Partnership is obligated to repurchase the interest of a participant in the event of death, termination or withdrawal at a price based on the participant's purchase price or the valuation formula provided in the agreement with the participant.

7.  RETIREMENT SAVINGS PLAN:

The Partnership sponsors a defined contribution benefit plan. The Partnership may, on a discretionary basis, make contributions to the plan. In 1999, 1998 and 1997, Partnership contributions to the plan were approximately $0, $165,000 and $180,000, respectively.

8.  SUBSEQUENT EVENT:

Effective January 1, 2000, a subsidiary of Lone Star Technologies, Inc. purchased substantially all of the assets of the Partnership and its subsidiaries for a base purchase price of $82 million plus a $2.5 million adjustment for working capital. Of the purchase price, $20 million was paid through the issuance of 760,237 shares of Lone Star common stock directly to the selling partners. Promissory notes receivable from the Management Equity Participation Plan of approximately $2 million were excluded from the transaction. The Partnership's bank debt ($17 million as of January 3, 2000), litigation and expenses incurred in conjunction with the sale of Fintube Limited Partnership's assets to Lone Star, among other things, were excluded from the transaction.

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)


INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information (the "Pro Forma Financial Information") is based on the Financial Statements of Lone Star Technologies, Inc. ("Lone Star") and Fintube Limited Partnership ("Fintube") for the year ended December 31, 1999, which are included elsewhere in this Prospectus, and has been prepared to illustrate the effects of the transactions described below.

The following unaudited pro forma statement of operations for the year ended December 31, 1999 give effect to the acquisition by Lone Star and its subsidiaries of the assets of Fintube and its subsidiaries (the "Acquisition"), and the issuance of the Lone Star common stock, as if such transactions had occurred on January 1, 1999. The pro forma unaudited balance sheet as of December 31, 1999 has been prepared as if the Acquisition of Fintube had occurred on that date.

The Acquisition of Fintube will be accounted for using the purchase method of accounting. The total purchase costs of the Acquisition (approximately $85 million) have been allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary. The final allocation of the purchase price is contingent upon the review for other intangible assets and an assessment of the acquired net assets; however, that allocation is not expected to differ materially from the preliminary allocation.

The Pro Forma Financial Information is based on the historical financial statements of Lone Star and Fintube and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statements of operations do not purport to represent what Lone Star's results of operations actually would have been if the Acquisition had occurred as of the date indicated or what results will be for any future periods. The Pro Forma Financial Information is based upon assumptions that Lone Star believes are reasonable and should be read in conjunction with the Financial Statements and the related notes thereto included elsewhere in this Prospectus.

                         LONE STAR TECHNOLOGIES, INC.


                      UNAUDITED PRO FORMA BALANCE SHEET

                              DECEMBER 31, 1999


                                                                                                                    Lone Star
                                                          Lone Star                         Pro Forma             Technologies
                                                        Technologies        Fintube        Adjustments             Pro Forma
                                                        ------------      -----------     ------------            ------------
                        ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                           $ 22,200,000      $   257,000     $     -                 $ 22,457,000
    Short-term investments                                 1,200,000           -                -                    1,200,000
    Accounts receivable, net                              56,100,000       15,485,000           -                   71,585,000
    Inventories                                           88,900,000       10,718,000           -                   99,618,000
    Prepaid expenses and other current assets              3,700,000          113,000           -                    3,813,000
                                                        ------------      -----------     ------------            ------------
              Total current assets                       172,100,000       26,573,000           -                  198,673,000

MARKETABLE SECURITIES                                     15,400,000           -                -                   15,400,000

PROPERTY, PLANT, AND EQUIPMENT, net                      149,500,000       21,404,000       (3,441,000)(a)         167,463,000

GOODWILL AND OTHER INTANGIBLES                                -                -            50,113,000 (a)          50,113,000

OTHER ASSETS                                              14,100,000        1,383,000         (708,000)(a)(c)       14,775,000
                                                        ------------      -----------     ------------            ------------
              Total assets                              $351,100,000      $49,360,000     $ 45,964,000            $446,424,000
                                                        ============      ===========     ============            ============

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt                   $  2,000,000      $17,871,000     $(11,871,000)(d)        $  8,000,000
    Accounts payable                                      57,000,000        3,894,000           -                   60,894,000
    Accrued liabilities                                   27,000,000        5,905,000           -                   32,905,000
                                                        ------------      -----------     ------------            ------------
              Total current liabilities                   86,000,000       27,670,000      (11,871,000)            101,799,000

LONG-TERM DEBT, net                                        7,000,000           -            33,000,000 (d)          40,000,000

REVOLVING CREDIT FACILITY                                 21,000,000           -            26,525,000 (d)          47,525,000

OTHER NONCURRENT LIABILITIES                              42,000,000           -                -                   42,000,000
                                                        ------------      -----------     ------------            ------------
              Total liabilities                          156,000,000       27,670,000       47,654,000             231,324,000

STOCKHOLDERS' EQUITY                                     195,100,000       21,690,000       (1,690,000)(b)         215,100,000
                                                        ------------      -----------     ------------            ------------

              Total liabilities and stockholders'
                 equity                                 $351,100,000      $49,360,000     $ 45,964,000            $446,424,000
                                                        ============      ===========     ============            ============


         The accompanying notes are an integral part of this unaudited pro forma balance sheet.

                         LONE STAR TECHNOLOGIES, INC.

                  NOTES TO UNAUDITED PRO FORMA BALANCE SHEET


(a) Reflects the preliminary allocation of the purchase price for the Acquisition. The Acquisition will be accounted for using the purchase method of accounting. Lone Star has not yet determined the final allocation of the purchase price and, accordingly, the amounts shown below may differ from the amounts ultimately determined; however, that allocation is not expected to differ materially from the preliminary allocation.

     The preliminary pro forma allocation of the purchase price is as follows:

         Purchase price for net assets of Fintube                    $84,850,000
             Less - Net assets of Fintube acquired (Fintube
                    long-term debt and revolving credit facility
                    not acquired)                                     39,561,000
                                                                     -----------
                        Excess of purchase price over historical
                            amounts to be allocated                  $45,289,000
                                                                     ===========


     Allocation of excess of purchase price based on preliminary estimated values:

         Property, plant, and equipment                              $(3,441,000)
         Goodwill and other intangibles                               50,113,000
         Other assets                                                 (1,383,000)
                                                                     -----------

                                                                     $45,289,000
                                                                     ===========


(b) The adjustment to stockholders equity consists of:

         Issuance of Lone Star common stock                          $20,000,000
         Less - Elimination of Fintube partners' equity
             at December 31, 1999                                    (21,690,000)
                                                                     -----------

                                                                     $(1,690,000)
                                                                     ===========


(c) This adjustment reflects the elimination of historical Fintube other assets which were determined to have no fair market value and recognition of the deferred financing costs associated with the financing described in (d), below.

         Historical Fintube other assets                             $(1,383,000)
         Deferred financing costs                                        675,000
                                                                     -----------

                    Total adjustment                                 $  (708,000)
                                                                     ===========

(d) Reflects bank financing of $39,000,000 under the terms of a six year term loan agreement and $26,525,000 of proceeds from revolving credit facilities used to finance the acquisition, less the Fintube long-term debt and revolving credit facility not assumed.

                                                             Current           Noncurrent           Revolving
                                                            Long-Term           Long-Term            Credit
                                                               Debt                Debt             Facilities
                                                           -----------         -----------        ------------
         Transaction financing                              $6,000,000         $33,000,000        $26,525,000
         Less- Fintube debt not assumed                     17,871,000           -                   -
                                                          ------------         -----------        -----------
                                                          $(11,871,000)        $33,000,000        $26,525,000
                                                          ============         ===========        ===========

                          LONE STAR TECHNOLOGIES, INC.

                      UNAUDITED PRO FORMA INCOME STATEMENT

                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999

                                                              (a)          (b)                          Lone Star
                                                           Lone Star                 Pro Forma        Technologies
                                                         Technologies     Fintube    Adjustments        Pro Forma
                                                         ------------  ----------- -------------      ------------
NET SALES/REVENUES                                       $353,400,000  $80,744,000 $         -        $434,144,000
COST OF SALES                                            (341,400,000) (53,848,000)     492,000 (c)   (394,756,000)
                                                         ------------  ----------- -------------      ------------
              Gross profit                                 12,000,000   26,896,000      492,000         39,388,000

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES             (15,500,000) (13,820,000)  (1,906,000)(d)    (31,226,000)
                                                         ------------  ----------- -------------      ------------
                                                                -            -        1,655,000 (e)          -
                                                         ------------  ----------- -------------      ------------
              Operating income (loss)                      (3,500,000)  13,076,000   (1,414,000)         8,162,000
INTEREST INCOME                                             1,800,000        -            -              1,800,000
INTEREST EXPENSE                                           (4,600,000)  (1,171,000)  (4,653,000)(f)    (10,424,000)
OTHER INCOME (EXPENSE)                                          -        2,169,000        -              2,169,000
                                                         ------------  ----------- -------------      ------------
              Income (loss) before income taxes            (6,300,000)  14,074,000   (6,067,000)         1,707,000

INCOME TAX BENEFIT (EXPENSE)                                    -         (117,000)       -               (117,000)
                                                         ------------  ----------- -------------      ------------
NET INCOME (LOSS)                                        $ (6,300,000) $13,957,000  $(6,067,000)      $  1,590,000
                                                         ============  ===========  ===========       ============
NET INCOME (LOSS) PER SHARE
    Basic                                                       $(.28)       -            -                   $.14
    Diluted                                                     $(.28)       -            -                   $.14

WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                                  22,548,000        -          760,000         23,308,000
    Diluted                                                22,548,000        -        1,076,000         23,624,000

The accompanying notes are an integral part of this unaudited pro forma financial statement.

                          LONE STAR TECHNOLOGIES, INC.

                  NOTES TO UNAUDITED PRO FORMA INCOME STATEMENT

(a) The historical balances for Lone Star are derived from the audited financial statements of Lone Star for the twelve months ended December 31, 1999.

(b) The historical balances for Fintube are derived from the audited financial statements of Fintube for the twelve months ended December 31, 1999.

(c) Reflects the incremental change in depreciation expense due to purchase accounting adjustments to the fair value of property, plant, and equipment consistent with the depreciation policies utilized by Lone Star.

(d) Reflects the incremental change in amortization expense due to purchase accounting and adjustments to intangible assets in connection with the acquisition consistent with the amortization policies utilized by Lone Star.

(e) Reflects the elimination of compensation expense from the Fintube Management Equity Participation Plan, obligations of which Lone Star did not acquire.

(f) Reflects interest expense (at an assumed rate of 8.64%) associated with the borrowings under the revolving credit agreement and term loan, and amortization of deferred financing cost in connection with the Acquisition.

                                                                      Year Ended
                                                                  December 31, 1999
                                                                  -----------------
         Interest expense related to new borrowings                   $5,824,000
         Less- Historical interest expense of Fintube                 (1,171,000)
                          (debt not assumed)                          ----------
                                                                      $4,653,000
                                                                      ==========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 17, 2000             LONE STAR TECHNOLOGIES, INC.


                                 By:      /s/ Charles J. Keszler
                                    ---------------------------------------
                                          Charles J. Keszler
                                          Vice President-Finance and Treasurer